UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2012

F & M Bank Corp.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-13273 (Commission File Number)	54-1280811 (IRS Employer Identification No.)

P.O. Box 1111
Timberville, Virginia 22853
(540) 896-8941
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2012, the Board of Directors of F & M Bank Corp. (the “Company”) appointed Larry A. Caplinger as a new director of the Company in the class of directors whose current terms expire at the 2013 Annual Meeting of Shareholders.  Mr. Caplinger has served as Executive Vice President and Chief Lending Officer of the Company and its bank subsidiary, Farmers & Merchants Bank (the “Bank”) since May 2011.  Prior to that time, he served as Executive Vice President and Senior Loan Officer of the Company and the Bank from November 2007 to May 2011 and as Senior Vice President of the Bank from May 1990 until November 2007 and Senior Vice President of the Company from April 2002 until November 2007.

Mr. Caplinger has been named to the Corporate Governance Committee of the Company and the Bank and has also been named to the Building Committee of the Bank. Mr. Caplinger, effective with the date of his appointment to the Board of Directors, will be entitled to the same compensation as the other directors, including a quarterly retainer, board meeting and committee fees for each meeting attended, as described in the Company’s Proxy Statement filed in connection with the 2012 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M Bank Corp.

Date: June 25, 2012	By:	/s/ Neil W. Hayslett
Neil W. Hayslett
Executive Vice President and Chief Financial Officer